Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Exceeds Q3 Guidance and Confirms Expectations for Full Year 2004

NEWPORT BEACH, Calif. – October 26, 2004 –The TriZetto Group, Inc. (Nasdaq: TZIX), today reported above-guidance diluted earnings per share (EPS) of $0.12 on revenue of $67.0 million for its third quarter ended September 30, 2004. The company also reported $75 million in new business bookings for the quarter and reconfirmed its guidance for the full year 2004.

“Record quarterly profit achievement reflects strong sales growth of specialized component software and associated services, new consulting engagements and realization of significant cost savings from actions initiated in May 2004,” said TriZetto Chairman and CEO Jeff Margolis. “We are driving increasing profitability as we continue to refine our product portfolio.”

THIRD QUARTER FINANCIAL REVIEW

Summary (millions except per share and DSO amounts)

	3 Months Ended Sep. 30, 2004	9 Months Ended Sep. 30, 2004
Revenue	$67.0	$200.3
Bookings	$75.0	$276.5
Backlog	$586.6	$586.6
Diluted EPS	$0.12	$0.04
EBITDA	$13.1	$21.6
Cash & Equivalents	$54.0	$54.0
Days Sales Outstanding (DSO)	65	68

Revenue and Bookings

Third quarter revenue totaled $67.0 million versus $67.5 million in the second quarter of 2004. Sequential growth in health plan specialized software revenue and associated recurring maintenance offset reductions from the scheduled termination of services for Altius Health Plan and the planned exit from other non-strategic lines of business, such as hosting of competing software platforms. Recurring revenue represented 55% of total revenue in the quarter.

There were 288 new customer contracts signed in the quarter with a total value of $75.0 million, compared to $120.5 million in the second quarter of 2004 and $37.4 million in the year-ago quarter. Contract bookings comprise a mix of current and future period revenues and represent the expected minimum total revenue to be generated under each contract. Of the new third quarter contracts, 39 were outsourced services contracts (software hosting, business process management and other services) valued at $20.5 million; 59 were software license contracts valued at $34.6 million; and 190 were for consulting, implementation services, software customizations and other services valued at $19.9 million. The Regence Group accounted for $45.6 million of the bookings total, which included a combination of specialized component software, hosting services for that component software and consulting.

Sales of specialized component software grew in the third quarter, comprising nearly half of total software license bookings. This included NetworX Modeler, ™ NetworX Pricer,™ Facets e2™ Defined Contribution, Facets e2™ Workflow, BI Toolkit, CareAdvance™ Enterprise and DirectLink.™

At September 30, 2004, the company’s total revenue backlog was approximately $587 million and the 12-month revenue backlog was approximately $171 million, compared to $567 million and $165 million, respectively, at the end of the second quarter. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Third quarter net income was $6.0 million, or $0.12 per diluted share, compared to $0.4 million, or $0.01 per share in the second quarter of 2004. EBITDA was $13.1 million compared to $6.5 million in the second quarter. TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP) and, additionally, on a non-GAAP basis referred to as EBITDA. A definition of EBITDA and a reconciliation to GAAP are included in the attached financial schedules.

The sequential increase in profitability from the second quarter is primarily due to a higher margin mix of products and services brought about by an increase in specialized component software sales, the planned exit of certain business lines and contracts, and the benefits from cost reduction actions initiated in the second quarter. To date, TriZetto has realized approximately half of its targeted $21.5 million in cost reductions for the year.

Cash Resources

Cash, restricted cash and short-term investments totaled $54.0 million at September 30, 2004, versus $65.6 million at June 30, 2004. Although the company achieved $13.1 million of EBITDA in the third quarter, cash and short-term investments declined in the period primarily due to late third quarter license sales that are expected to result in cash collections in future periods, a reduction in trade payables of $5.1 million, debt service of $1.9 million and planned capital expenditures, including property, plant and equipment, and capitalized research and development costs, of $5.8 million. Days sales outstanding was 65 versus 63 in the second quarter.

2004 OUTLOOK

For the full year 2004, TriZetto expects to generate revenue of approximately $270 million, EBITDA of $35 to $38 million, and earnings per share of $0.12 to $0.17, on a fully diluted share count of approximately 50 million. Capital expenditures in 2004 are expected to be between $19 and $21 million.

CONFERENCE CALL

TriZetto will host a conference call at 2:00 p.m. Eastern Time / 11:00 a.m. Pacific Time today to discuss the quarter’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949/719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of October 26, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2004	2003
Revenue
Recurring revenue	$36,657	$40,496
Non-recurring revenue	30,350	35,522

Total revenue	67,007	76,018

Cost of revenue
Recurring revenue	23,551	28,862
Non-recurring revenue	12,809	24,889

Total cost of revenue	36,360	53,751

Gross profit	30,647	22,267

Operating expenses
Research and development	7,473	6,334
Selling, general and administrative	15,637	11,172
Amortization of other intangible assets	976	3,324

Total operating expenses	24,086	20,830

Income from operations	6,561	1,437

Interest income	145	155
Interest expense	(311)	(483)

Income before provision for income taxes	6,395	1,109

Provision for income taxes	(420)	(479)

Net income	$5,975	$630

Net income per share:
Basic	$0.13	$0.01

Diluted	$0.12	$0.01

Weighted average shares outstanding:
Basic	47,067	46,307

Diluted	48,396	47,955

Other financial data:
EBITDA (a)	$13,051	$9,776
12-month backlog (b)	$171,200	$174,500
Total backlog (b)	$586,600	$594,100

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on contracts. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. EBITDA is an important metric used by management in evaluating the financial performance of the company.

	Three Months Ended September 30,
	2004	2003
A reconciliation of net income to EBITDA is as follows:
Net income	$5,975	$630
Amortization of deferred stock compensation	153	436
Operating depreciation and amortization	5,361	4,579
Amortization of other intangible assets	976	3,324
Interest, net	166	328
Tax provision	420	479

	7,076	9,146

EBITDA	$13,051	$9,776

(b)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). We classify revenue from software license and consulting contracts as non- recurring. Such revenue is included in the backlog when the software license or consulting contract is more than 12 months long.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Three Months Ended September 30,
	2004	2003
Revenue
Recurring revenue	$36,657	$40,496
Non-recurring revenue	30,350	35,522

Total revenue	67,007	76,018

Cost of revenue
Recurring revenue	21,114	26,057
Non-recurring revenue	11,750	24,046

Total cost of revenue	32,864	50,103

Gross profit	34,143	25,915

Operating expenses
Research and development	6,601	6,019
Selling, general and administrative	14,491	10,120

	21,092	16,139

EBITDA	13,051	9,776

Amortization of deferred stock compensation	153	436
Operating depreciation and amortization	5,361	4,579
Amortization of other intangible assets	976	3,324

	6,490	8,339

Income from operations	6,561	1,437

Interest income	145	155
Interest expense	(311)	(483)

Income before provision for income taxes	6,395	1,109

Provision for income taxes	(420)	(479)

Net income	$5,975	$630

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Nine Months Ended September 30,
	2004	2003
Revenues
Recurring revenue	$120,562	$120,451
Non-recurring revenue	79,712	103,217

Total revenues	200,274	223,668

Cost of revenues
Recurring revenue	84,788	87,082
Non-recurring revenue	43,167	69,192

	127,955	156,274

Recurring revenue - loss on contracts	(5,885)	—
Non-recurring revenue - loss on contracts	4,987	—

	(898)	—

Total cost of revenues	127,057	156,274

Gross profit	73,217	67,394

Operating expenses
Research and development	22,461	18,542
Selling, general and administrative	44,141	40,427
Amortization of other intangible assets	3,087	9,957

Total operating expenses	69,689	68,926

Income (loss) from operations	3,528	(1,532)

Interest income	406	773
Interest expense	(1,047)	(1,515)

Income (loss) before provision for income taxes	2,887	(2,274)

Provision for income taxes	(820)	(1,124)

Net income (loss)	$2,067	$(3,398)

Net income (loss) per share:
Basic	$0.04	$(0.07)

Diluted	$0.04	$(0.07)

Weighted average shares outstanding:
Basic	46,897	46,066

Diluted	48,212	46,066

Other financial data:
EBITDA (a)	$21,584	$23,225
12-month backlog (b)	$171,200	$174,500
Total backlog (b)	$586,600	$594,100

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on contracts. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. EBITDA is an important metric used by management in evaluating the financial performance of the company.

	Nine Months Ended September 30,
	2004	2003
A reconciliation of net income (loss) to EBITDA is as follows:

Net income (loss)	$2,067	$(3,398)

Amortization of deferred stock compensation	370	1,621
Operating depreciation and amortization	15,497	13,179
Amortization of other intangible assets	3,087	9,957
Loss on contracts, net	(898)	—
Interest, net	641	742
Tax provision	820	1,124

	19,517	26,623

EBITDA	$21,584	$23,225

(b)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). We classify revenue from software license and consulting contracts as non- recurring. Such revenue is included in the backlog when the software license or consulting contract is more than 12 months long.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Nine Months Ended September 30,
	2004	2003
Revenues
Recurring revenue	$120,562	$120,451
Non-recurring revenue	79,712	103,217

Total revenues	200,274	223,668

Cost of revenues
Recurring revenue	77,454	78,832
Non-recurring revenue	40,240	66,840

Total cost of revenues	117,694	145,672

Gross profit	82,580	77,996

Operating expenses
Research and development	20,056	17,519
Selling, general and administrative	40,940	37,252

	60,996	54,771

EBITDA	21,584	23,225

Amortization of deferred stock compensation	370	1,621
Operating depreciation and amortization	15,497	13,179
Amortization of other intangible assets	3,087	9,957
Loss on contracts, net	(898)	—

	18,056	24,757

Income (loss) from operations	3,528	(1,532)

Interest income	406	773
Interest expense	(1,047)	(1,515)

Income (loss) before provision for income taxes	2,887	(2,274)

Provision for income taxes	(820)	(1,124)

Net income (loss)	$2,067	$(3,398)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	September 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$42,163	$56,026
Short-term investments	10,343	18,843
Restricted cash	1,454	1,478
Accounts receivable, net	49,766	37,349
Prepaid expenses and other current assets	8,643	7,592

Total current assets	112,369	121,288
Property and equipment, net	32,394	41,124
Capitalized software products, net	27,792	25,479
Other intangible assets, net	7,454	6,040
Goodwill	37,646	37,579
Other assets	1,379	1,798

Total assets	$219,034	$233,308

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term notes payable and line of credit	$24,429	$29,742
Capital lease obligations	4,721	5,178
Accounts payable	10,880	11,483
Accrued liabilities	29,334	33,379
Deferred revenue	24,598	23,422

Total current liabilities	93,962	103,204
Long-term notes payable	1,899	2,138
Capital lease obligations	2,579	5,017
Deferred revenue	332	832
Other long-term obligations	3,135	8,594

Total liabilities	101,907	119,785

Common stock	47	47
Additional paid-in capital	405,189	402,702
Deferred stock compensation	(1,813)	(863)
Accumulated deficit	(286,296)	(288,363)

Total stockholders’ equity	117,127	113,523

Total liabilities and stockholders’ equity	$219,034	$233,308